EX 99.1

ASV Holdings, Inc. Reports Second Quarter 2019 Results

Grand Rapids, MN, July 31, 2019 — ASV Holdings, Inc. (Nasdaq: ASV), a leading provider of rubber-tracked compact track loaders and wheeled skid steer loaders in the compact construction equipment market, today announced Second Quarter 2019 results. For the three months ended June 30, 2019, the Company reported Net Sales of $36.0 million and a Net Loss of $(0.2) million, or $(0.02) per share compared to Net Sales of $31.9 million and Net Income of $0.3 million, or $0.03 per share for the three months ended June 30, 2018.

Second Quarter 2019 Highlights With Comparison to Second Quarter 2018:

•	Net Sales increased 12.9% year-over-year to $36.0 million compared to $31.9 million.
•	North America machine sales increased 38%.
•

Excluding $0.5 million of costs associated with the Merger Agreement, Adjusted Net Income* was $0.3 million or $0.03 per share compared to Net Income and Adjusted Net Income of $0.3 million or $0.03 per share.

•	Adjusted EBITDA* was $2.2 million or 6.1% of sales compared to second quarter 2018 Adjusted EBITDA of $2.2 million or 6.9% of sales.
•	$29.2 million in net debt* as of June 30, reflects $4.8 million in operating cash flow generated in the quarter to reduce indebtedness.
•	53 net dealer / rental locations added brings total number of ASV dealer / rental locations to 346, compared to 265 a year ago.

*The Glossary at the end of this press release contains further details regarding reconciliation of GAAP items and Adjusted items.

During the Second Quarter, ASV announced an agreement to be acquired by an affiliate of Yanmar Holdings of Osaka, Japan, for $7.05/share, subject to shareholder approval and other closing conditions. ASV expects the acquisition to close in Q3-2019. For more information, see ASV’s Current Report on Form 8-K, dated June 27, 2019 and Preliminary Proxy Statement, dated July 18, 2019.

ASV’s Chairman and CEO, Andrew Rooke commented, “We saw significant improvement in the business during the second quarter, as we had anticipated, with sales rebounding and margins starting to recover. Compared to the First Quarter 2019, Adjusted EBITDA almost doubled, and we resumed profitability. The strength in our North American machine sales, which grew 38%, was the primary driver of our performance, due to a growing dealer count and same store sales, and increased penetration into the rental segment. Weakness in sales to Australia and continued challenges in the supply chain were partial offsets to this growth.”

Missi How, Chief Financial Officer of ASV commented, “We are pleased to announce improvement throughout the enterprise here in the Second Quarter assisted by favorable results from our initiatives that realized $2.3 million in quarterly benefit from pricing increases and cost reductions. We have worked hard to manage our working capital, sourcing, and operating expenses, and our margins and balance sheet improvement are testament to the commitment, focus, and execution of our team. We finished the quarter with net debt of $29.2 million, and EBITDA of $2.1 million, for a leverage ratio of 4.0.

About ASV Holdings, Inc.

ASV Holdings, Inc. is a designer and manufacturer of compact construction equipment. Its patented Posi-Track rubber tracked, multi-level suspension undercarriage system provides a competitive market differentiator for its Compact Track Loader (CTL) product line with brand attributes of power, performance and serviceability.  It’s wheeled Skid Steer Loaders (SSLs) also share the common brand attributes. Equipment is sold through an independent dealer network throughout North America, Australia, and New Zealand. The company also sells OEM

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equipment and aftermarket parts. ASV owns and operates a 238,000 square-foot production facility in Grand Rapids, MN.

Forward-Looking Statements and non-GAAP Information

This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward-looking statements in this release include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4)  statements of expected future economic conditions and the effect on us and on dealers or OEM customers, (5) expected benefits of our cost reduction measures, and (6) assumptions underlying statements regarding us or our business.

Our actual results may differ from information contained in these forward looking-statements for many reasons, including those described in the section entitled “Risk Factors” in our Form 10-K which are available on our EDGAR page at www.sec.gov. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” and elsewhere in the Form 10-K. You should not rely upon forward-looking statements as predictions of future events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this release, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

We from time to time refer to various non-GAAP financial measures in this release.  We believe that this information is useful to understanding our operating results by excluding certain items that may not be indicative of our core operating results and business outlook.  Reference to these non-GAAP financial measures should not be considered as a substitute for, or superior to, results that are presented in a manner consistent with GAAP.  Rather, the non-GAAP financial information should be considered in addition to results that are presented in a manner consistent with GAAP.  A reconciliation of non-GAAP financial measures referred to in this release is provided in the tables at the end of this release.

Company Contact

ASV Holdings, Inc.	Darrow Associates Inc.

Andrew RookePeter Seltzberg, Managing Director

Chairman and Chief Executive OfficerInvestor Relations

218-327-5389(516) 419-9915

andrew.rooke@asvi.compseltzberg@darrowir.com

ASV Holdings, Inc.

Condensed Statements of Operations

(In thousands, except par value and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited
Net sales	$36,018	$31,860	$63,356	$61,729
Cost of goods sold	31,435	27,603	55,338	53,531
Gross profit	4,583	4,257	8,018	8,198
Research and development costs	523	451	1,015	922
Selling, general and administrative expense	3,713	2,934	6,849	6,341
Operating income	347	872	154	935

Other income (expense)
Interest expense	(570)	(464)	(1,122)	(922)
Other income	—	—	8	7

Total other expense	(570)	(464)	(1,114)	(915)
(Loss) Income before income taxes	(223)	408	(960)	20
Income tax expense (benefit)	—	89	—	8
Net (loss) income	$(223)	$319	$(960)	$12
Earnings per share:
Basic net (loss) income per share of common stock	$(0.02)	$0.03	$(0.10)	$0.00
Diluted net (loss) income per share of common stock	$(0.02)	$0.03	$(0.10)	$0.00
Weighted average common shares outstanding:
Basic weighted average common shares outstanding	9,901	9,823	9,882	9,820
Diluted weighted average common shares outstanding	9,901	9,823	9,882	9,820

ASV Holdings, Inc.

Condensed Balance Sheets

(In thousands, except par value)

	June 30,	December 31,
	2019	2018
	Unaudited
ASSETS
CURRENT ASSETS
Cash	$8	$2
Accounts receivable, net	15,594	18,462
Receivables from affiliates	26	7
Income tax receivable	—	840
Inventory, net	33,241	34,055
Prepaid income tax	65	43
Prepaid expenses and other	745	593
Total current assets	49,679	54,002
Property, plant and equipment, net	11,862	12,662
Operating lease assets, net	1,054	—
Intangible assets, net	19,457	20,730
Other long-term assets	313	237
Total assets	$82,365	$87,631

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable - current portion	$2,012	$2,991
Trade accounts payable	13,352	18,834
Payables to affiliates	—	480
Accrued compensation and benefits	1,296	1,394
Accrued warranties	1,405	1,584
Operating lease liability- current portion	287	—
Accrued other current liabilities	1,710	1,405
Total current liabilities	20,062	26,688
Revolving loan facility	18,315	16,026
Notes payable - long term, net	9,139	10,159
Operating lease liability- long term	827	—
Other long-term liabilities	651	727
Total liabilities	48,994	53,600

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 5,000 authorized, none outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.001 par value, 50,000 authorized, 9,910 and 9,851 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	10	10
Additional paid-in capital	66,094	65,794
Accumulated deficit	(32,733)	(31,773)
Total Stockholders' Equity	33,371	34,031

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$82,365	$87,631

ASV Holdings, Inc.

Condensed Statements of Cash Flows

(In thousands)

	For the Six Months Ended June 30,
	2019	2018
	Unaudited	Unaudited
OPERATING ACTIVITIES
Net (loss) income	$(960)	$12
Adjustments to reconcile to net income to net cash
provided by operating activities:
Depreciation	1,174	1,129
Amortization	1,273	1,273
Share-based compensation	265	251
Loss on sale of fixed assets	36	1
Amortization of deferred finance cost	89	71
Bad debt expense	(5)	23
Changes in operating assets and liabilities
Accounts receivable	2,873	3,177
Net accounts receivable/payable from affiliates	(498)	(231)
Income tax receivable	840	—
Inventory	744	(4,089)
Prepaid income tax	(22)	(17)
Prepaid expenses	(153)	(69)
Operating lease asset and liabilities	60	—
Trade accounts payable	(5,482)	(90)
Accrued expenses	72	(967)
Other long-term liabilities	(80)	(40)

Net cash provided by operating activities	226	434

INVESTING ACTIVITIES
Purchase of property and equipment	(336)	(501)

Net cash used in investing activities	(336)	(501)

FINANCING ACTIVITIES
Principal payments on term debt	(1,984)	(1,001)
Proceeds from long-term note	—	425
Debt issuance costs incurred	(180)	—
Shares repurchased for income tax withholding on share-based compensation	(9)	(76)
Net borrowings on revolving credit facilities	2,289	720

Net cash provided by financing activities	116	68

NET CHANGE IN CASH	6	1

Cash at beginning of period	2	3

Cash at end of period	$8	$4

Supplemental Information

Cautionary Statement Regarding Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company’s results, ASV refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. ASV believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of ASV uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

This release contains references to Adjusted Net (Loss) Income, “EBITDA” and “Adjusted EBITDA.” Adjusted Net (Loss) Income is defined as GAAP net income that excludes the gain or loss related to non-recurring events. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period. EBITDA is defined for the purposes of this release as net income or loss before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus stock-based compensation, less the gain or loss related to non-recurring events. Management believes that EBITDA and Adjusted EBITDA are useful supplemental measures of our operating performance and provide meaningful measures of overall corporate performance exclusive of our capital structure and the method and timing of expenditures associated with building and placing our products. EBITDA is also presented because management believes that it is frequently used by investment analysts, investors and other interested parties as a measure of financial performance. Adjusted EBITDA is also presented because management believes that it provides a measure of our recurring core business. We use Adjusted Net Income (Loss) and Adjusted EPS to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts. We believe that Adjusted Net Income (Loss) and Adjusted EPS are useful measures because they permit investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by non-recurring events.

However, Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA are not recognized earnings measures under generally accepted accounting principles of the United States (“U.S. GAAP”) and do not have a standardized meaning prescribed by U.S. GAAP. Therefore, Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Investors are cautioned that Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA should not be construed as alternatives to net income or loss or other income statement data (which are determined in accordance with U.S. GAAP) as an indicator of our performance or as a measure of liquidity and cash flows. Management’s method of calculating Adjusted Net Income, Adjusted EPS, EBITDA and Adjusted EBITDA may differ materially from the method used by other companies and accordingly, may not be comparable to similarly titled measures used by other companies. Cautionary Statement Regarding Non-GAAP Measures. The amounts described below are unaudited, are reported in millions of U.S. dollars (except per share data and percentages) and are as of or for the three-month periods ended June 30, 2019 and 2018, unless otherwise indicated.

Reconciliation of EBITDA to Adjusted EBITDA (in millions except percentages)

Reconciliation of EBITDA to Adjusted EBITDA (in millions except percentages)            For the Three Months Ended June 30, For the Six Months Ended June 30,  2019 2018 2019 2018Net (loss) income  (0.2)  0.3   (1.0)  - Interest expense  0.6   0.5   1.1   0.9 Depreciation & amortization  1.2   1.2   2.5   2.4 Income tax expense  -   0.1   -   - EBITDA (1)  1.6   2.1   2.6   3.3 % of Sales 4.4%6.6%4.1% 5.4%         EBITDA  1.6   2.1   2.6   3.3 Stock compensation costs (2)  0.1   0.1   0.3   0.2 Aftermarket parts distribution center relocation (3)  -   -   -   0.6 Transaction costs associated with pending merger (4)  0.5   -   0.5   - Adjusted EBITDA (5)  2.2   2.2   3.4   4.1 Adjusted EBITDA as % of net revenues 6.1% 6.9% 5.3% 6.8%

(1)          EBITDA is defined as income or loss before interest, income taxes, depreciation and amortization. EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles net income to EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

(2) Stock compensation costs relate to the cost of equity grants to employees and directors from the ASV Equity Plan.

(3)          Aftermarket Parts Distribution Center relocation costs are restructuring costs related to the movement of the ASV aftermarket parts operation from Southaven, Mississippi to a facility adjacent to the Company principal premises in Grand Rapids MN, which commenced in quarter four of 2017 and was completed in quarter one of 2018.

(4) Transaction costs associated with pending merger.

(5)         Adjusted EBITDA is defined as EBITDA plus stock-based compensation, less the gain or loss related to non-recurring events. Adjusted EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles EBITDA to Adjusted EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

Reconciliation of GAAP Net Income to Adjusted Net Income (in millions except shares and EPS)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net (loss) income as reported	(0.2)	0.3	(1.0)	-
Aftermarket parts distribution center relocation- net of tax effect (1)	-	-	-	0.5
Transaction costs associated with pending merger (2)	0.5	-	0.5	-
Adjusted net (loss) income	0.3	0.3	(0.5)	0.5

Weighted average diluted shares outstanding	9,901,000	9,823,000	9,882,000	9,820,000
Basic and diluted loss per share as reported	($0.02)	$0.03	($0.10)	$0.00
Total EPS effect of adjusting items	$0.05	$0.00	$0.05	$0.05
Adjusted (loss) earnings per share	$0.03	$0.03	($0.05)	$0.05

(1)      Aftermarket Parts Distribution Center relocation costs are restructuring costs related to the movement of the ASV aftermarket parts operation from Southaven, Mississippi to a facility adjacent to the Company principal premises in Grand Rapids MN, which commenced in quarter four of 2017 and was completed in quarter one of 2018.

(2) Transaction costs associated with pending merger.

CURRENT RATIO	June 30, 2019	December 31, 2018
Current Assets	49,679	54,002
Current Liabilities	20,062	26,688
Current Ratio	2.5	2.0

NET WORKING CAPITAL	June 30, 2019	December 31, 2018
Accounts receivable	15,620	18,469
Inventory	33,241	34,055
Accounts payable	(13,352)	(19,314)
Net working capital	35,509	33,210
Last quarters annualized sales (LQS)	144,072	132,300
Net working capital % of LQS	24.6%	25.1%

NET DEBT	June 30, 2019	December 31, 2018
Note payable – short term	2,012	2,991
Deferred financing costs – revolving loan facility	(299)	(223)
Revolving loan facility	18,315	16,026
Note payable – long term -net	9,139	10,159
Net Debt	29,167	28,953

Net debt is calculated as outstanding principal balance less debt issuance costs, less cash on hand, and does not include operating lease liabilities unless stated.